Exhibit 99.01

Tecogen Reports 2020 Results

WALTHAM, Mass., March 11, 2021, Tecogen Inc. (OTCQX:TGEN, the "Company"), a leading manufacturer of clean energy products, reported revenues of $28.3 million for the year ended December 31, 2020 compared to $33.4 million for 2019, a 15.5% decrease. All segments were adversely impacted by business interruptions resulting from the COVID-19 pandemic. Product revenues decreased to $10.5 million in 2020 from $13.0 million in 2019, and service revenues were $15.9 million in 2020 compared to $17.3 million for the same period in 2019 due to a decline in installation activity. Energy Production revenue decreased to $1.8 million in 2020 from $3.1 million in 2019.
Key Takeaways:

•Gross profit was $10.8 million for the year ended December 31, 2020 compared to $12.5 million for the prior year. Gross margin for 2020 improved to 38.3% compared to 37.3% for 2019.
•Operating expenses for the 4th quarter, excluding one-time adjustments for bad debt, goodwill impairment, and patent write-downs, decreased 23% as compared to Q4 2019.
•Net loss was $6.2 million versus a loss of $4.7 million in 2019 primarily due to one-time goodwill impairments in both years and increased reserves for bad debt. Net loss, exclusive of goodwill and long-lived assets impairment and other one-time adjustments for the year ended December 31, 2020 was $2.4 million compared to a loss of $1.0 million for the same period in 2019.
•Cash flows provided by operations for 2020 were $1.4 million compared to cash flows used in operations of $4.5 million in 2019, representing a $5.9 million improvement in operating cash flows.
•Cash and cash equivalents were $1.5 million at December 31, 2020 compared to $0.9 million at December 31, 2019, an increase of $0.6 million.
•Executed a license agreement with Origin Engines relating to the use of our Ultera emissions reduction technology with engines supplied by Origin to a range of customers.
•Added U.S. Patents 10,774,720 and 10,774,724 to our intellectual property portfolio.

Adjusted EBITDA(1) was a loss of $0.9 million and $2.2 million for the quarter and year ended December 31, 2020, respectively, compared to a loss of $0.3 million and $0.2 million for the quarter and year ended December 31, 2019, respectively. This reduction in Adjusted EBITDA was due to reduced margin on lower revenues and increased provisions for bad debt. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges. See table following the statements of operations for a reconciliation from net loss to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA.)

Exhibit 99.01
On January 19, 2021, we received a letter dated January 12, 2021 from Webster Bank, NA confirming that the Paycheck Protection Program Loan granted to us on April 17, 2020 pursuant to the CARES Act in the original principal amount of $1,874,200 together with all accrued interest thereon was forgiven in full as of January 11, 2021. The loan forgiveness amount which aggregates to $1,886,933, including $12,733 of accrued interest, will be recognized in the first quarter of 2021 and will be accounted for as debt extinguishment in our consolidated statements of operations.
On February 5, 2021, we obtained a Paycheck Protection Program Second Draw unsecured loan through Webster Bank in the amount of $1,874,269 pursuant to the CARES Act. We intend to use the loan proceeds for payroll, rent, utilities and other operating expenses, and expect to apply for forgiveness of the loan balance as permitted under the CARES Act.

"2020 was a challenging year for many businesses," commented Benjamin Locke, Tecogen CEO. "The COVID-19 pandemic had many negative impacts on our business with regard to facility closures and construction slowdowns. We took the opportunity of a slower 2020 to reduce operational costs and strengthen our balance sheet. We reduced our receivable and unbilled revenue balances resulting in positive cash flows from operations. We are beginning to see the return of normal business activities and are encouraged that our service maintenance agreement revenues continue to grow sequentially quarter over quarter despite the slowdown. I am optimistic that our reduced operating costs combined with a strengthened balance sheet positions Tecogen for a rebound as the COVID-19 vaccine distribution progresses and normal business activities resume."

Sales and Operations Highlights

•Sales backlog of product and installation projects was $8.3 million on December 31, 2020. Product and installation backlog was $9.3 million as of March 9, 2021.
•Commissioned 26 InVerde units for operation in Toronto, Canada.
•Established Teaming Agreement with Ainsworth, a Toronto based company providing high quality technical trade services establishing Tecogen as its preferred CHP partner.
•Sold five Tecochill chillers to cannabis cultivation facilities in Massachusetts and New Jersey, bringing the total number of cannabis cultivation facilities using our equipment to twenty.
Research and Development Highlights

In 2020, Company R&D expense amounted to $767 thousand for product development and improvement, product certifications, and patents. Key activities are summarized below.

•Issued policy paper entitled "Building Electrification Policy and Combined Heat and Power Relevance." The paper gives an in-depth analysis of why electrification policy is generally counterproductive to its carbon reduction goals when compared to combined heat and power (CHP) systems.
•Extended the program with our research subcontractor, Southwest Research Institute (SwRI), to produce full size catalyst elements for evaluation in our engine test laboratory. The advanced formulation, which we believe is patentable, developed by SwRI has shown superior performance in their test simulations of the Ultera process for a range of pollutants, including nitrogen oxides but with a potential for significantly reduced cost.

Exhibit 99.01
•Executed a license agreement with Origin Engines relating to the use of Tecogen’s Ultera emissions reduction technology with engines they supply to a range of customers including forklift trucks.
•The Propane Education and Research Council (PERC) displayed a forklift truck retrofitted with an Ultera emissions control system at MODEX 2020, the leading trade show showcasing material handling technology.
•Awarded runner-up for best presentation of forklift technology at the World LP Gas Association’s Global Technology Conference, an annual international forum to highlight new innovations in propane technologies.
•Received order from a Southern California water district for the design (Phase 1) and manufacture (Phase 2) of an Ultera after-treatment system for two new 800-horsepower Caterpillar natural gas engines to drive municipal water pumps. Both systems are expected to ship in Q1 2021.
•Validated core patent for Ultera emissions reduction technology in 19 EU countries, including the United Kingdom, Germany and France, all key markets for potential commercialization.
•Two additional patents issued for our Ultera emissions reduction technology entitled “NOx Reduction Using a Dual-Stage Catalyst System with Intercooling in Vehicle Gasoline Engines under Real Driving Conditions” (US patent No. 10,774,720) and “Dual Stage Internal Combustion Engine Aftertreatment System Using Exhaust Gas Intercooling and Charger Driven Air Ejector” (US Patent No. 10,774,724)
Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the fourth quarter and year end results beginning at 11:00 a.m. ET. To listen to the call dial (877) 407-7186 within the US and Canada or (201) 689-8052 from other international locations.  Participants should ask to be joined to the Tecogen year-end 2020 earnings call. We suggest call participants begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to http://ir/tecogen.com/ir.calendar. Following the call, the webcast will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen

Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost and Ultera are registered trademarks of Tecogen Inc.

Exhibit 99.01
Forward Looking Statements
This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:
Benjamin Locke
P: 781-466-6402
E: benjamin.locke@tecogen.com

Exhibit 99.01
TECOGEN INC
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and 2019
(unaudited)

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,490,219	$877,676
Accounts receivable, net	8,671,163	14,569,397
Unbilled revenue	4,267,249	5,421,811
Inventory, net	7,168,596	6,405,229
Prepaid and other current assets	597,144	635,034
Total current assets	22,194,371	27,909,147
Property, plant and equipment, net	2,283,846	3,465,948
Right of use assets	1,632,574	2,173,951
Intangible assets, net	1,360,319	1,593,781
Goodwill	2,406,156	5,281,867
Other assets	196,387	691,941
TOTAL ASSETS	$30,073,653	$41,116,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable, current portion	$837,861	$—
Revolving line of credit, bank	—	2,402,384
Accounts payable	4,183,105	5,271,756
Accrued expenses	1,993,471	2,599,366
Deferred revenue	1,294,157	2,635,619
Lease obligations, current	506,514	536,443
Total current liabilities	8,815,108	13,445,568
Long-term liabilities:
Deferred revenue, net of current portion	115,329	145,464
Note payable, net of current portion	1,036,339	—
Lease obligations, long-term	1,222,492	1,637,508
Unfavorable contract liability, net	1,617,051	2,534,818
Total liabilities	12,806,319	17,763,358
Commitments and contingencies (Note 11)
Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,849,261 issued and outstanding at December 31, 2020 and 2019, respectively	24,850	24,849
Additional paid-in capital	56,814,428	56,622,285
Accumulated deficit	(39,529,621)	(33,379,114)
Total Tecogen Inc. stockholders’ equity	17,309,657	23,268,020
Noncontrolling interest	(42,323)	85,257
Total stockholders’ equity	17,267,334	23,353,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,073,653	$41,116,635

Exhibit 99.01
TECOGEN INC
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2020 and 2019
(unaudited)

	2020	2019
Revenues
Products	$1,781,188	$3,717,631
Services	3,434,631	4,304,189
Energy production	441,295	690,124
Total Revenues	5,657,114	8,711,944
Cost of sales
Products	1,175,018	2,379,755
Services	1,857,727	2,773,732
Energy production	281,758	295,620
Total Cost of Sales	3,314,503	5,449,107
Gross profit	2,342,611	3,262,837
Operating expenses
General and administrative	2,833,965	2,707,338
Selling	571,141	617,527
Research and development	125,707	376,651
Gain on sales of assets	(32)	—
Long-lived asset impairment	71,963	—
Goodwill impairment	2,875,711	—
Total operating expenses	6,478,455	3,701,516
Loss from operations	(4,135,844)	(438,679)
Other income (expense)
Interest and other expense	(14,432)	143
Interest expense	(4,741)	(38,304)
Total other expense, net	(19,173)	(38,161)
Loss before income taxes	(4,155,017)	(476,840)
Income tax provision	2,380	(473)
Consolidated net loss	(4,157,397)	(476,367)
(Income) loss attributable to the noncontrolling interest	95,084	(9,197)
Net loss attributable to Tecogen Inc	$(4,062,313)	$(485,564)
Net loss per share - basic and diluted	$(0.16)	$(0.02)
Weighted average shares outstanding - basic and diluted	24,850,261	24,844,674

Exhibit 99.01

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc	$(4,062,313)	$(485,564)
Interest expense, net	4,741	38,161
Provision for income taxes	2,380	(473)
Depreciation and amortization, net	120,186	74,254
EBITDA	(3,935,006)	(373,622)
Stock-based compensation	58,632	42,860
Unrealized loss on securities	—	—
Inventory write down	—	—
Long-lived asset impairment	71,963	—
Goodwill impairment	2,875,711	—
Adjusted EBITDA	$(928,700)	$(330,762)

Exhibit 99.01
TECOGEN INC
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2020 and 2019
(unaudited)

	2020	2019
Revenues
Products	$10,534,096	$12,977,896
Services	15,883,302	17,307,718
Energy production	1,837,181	3,140,834
Total Revenues	28,254,579	33,426,448
Cost of sales
Products	6,473,768	8,385,574
Services	9,783,652	10,808,142
Energy production	1,169,645	1,753,980
Total Cost of Sales	17,427,065	20,947,696
Gross profit	10,827,514	12,478,752
Operating expenses
General and administrative	10,311,086	10,380,143
Selling	2,593,168	2,685,200
Research and development	767,323	1,460,096
Gain on sales of assets	(11,367)	(1,081,304)
Long-lived asset impairment	251,906	—
Goodwill impairment	2,875,711	3,693,198
Total operating expenses	16,787,827	17,137,333
Loss from operations	(5,960,313)	(4,658,581)
Other income (expense)
Interest and other income	(2,479)	933
Interest expense	(125,824)	(101,851)
Unrealized loss on investment securities	(98,404)	(19,680)
Other expense, net	(226,707)	(120,598)
Loss before income taxes	(6,187,020)	(4,779,179)
State income tax provision	30,171	15,194
Consolidated net loss	(6,217,191)	(4,794,373)
Loss attributable to the noncontrolling interest	66,684	85,354
Net loss attributable to Tecogen Inc.	$(6,150,507)	$(4,709,019)
Net loss per share - basic and diluted	$(0.25)	$(0.19)
Weighted average shares outstanding - basic and diluted	24,850,258	24,839,957

Exhibit 99.01

Non-GAAP financial disclosure (1)	2020	2019
Net income (loss) attributable to Tecogen Inc	$(6,150,507)	$(4,709,019)
Provision for income taxes	30,171	15,194
Interest expense, net	125,824	100,918
Depreciation and amortization, net	414,127	437,102
EBITDA	(5,580,385)	(4,155,805)
Stock-based compensation	190,944	163,464
Unrealized loss on investment securities	98,404	118,084
Goodwill impairment	2,875,711	3,693,198
Asset impairment	251,906	—
Adjusted EBITDA	$(2,163,420)	$(181,059)

Exhibit 99.01
TECOGEN INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2020 and 2019
(unaudited)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(6,217,191)	$(4,794,373)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, accretion and amortization, net	414,127	437,102
Long-lived asset impairment	251,906	—
Gain on sale of assets	(11,367)	(1,081,304)
Provision for losses on accounts receivable	656,397	48,000
Provision for inventory reserve	86,000	—
Unrealized loss on investment securities	98,404	19,680
Stock-based compensation	190,944	163,464
Goodwill impairment	2,875,711	3,693,198
Non-cash interest expense	51,190	43,669
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	5,555,235	(440,945)
Inventory, net	(849,367)	(110,367)
Unbilled revenue	1,154,562	(528,452)
Due from related party	—	9,405
Prepaid expenses and other current assets	37,889	(9,545)
Other non-current assets	825,817	(317,970)
Increase (decrease) in:
Accounts payable	(1,088,651)	(1,881,574)
Accrued expenses and other current liabilities	(524,358)	380,993
Deferred revenue	(2,100,011)	(115,223)
Net cash provided by (used in) operating activities	1,407,237	(4,484,242)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(59,952)	(95,643)
Proceeds on sale of property and equipment	26,335	5,000,000
Purchases of intangible assets	(123,252)	(110,683)
Payment of stock issuance costs	—	(2,700)
Distributions to non-controlling interest	(60,896)	(84,505)
Net cash (used in) provided by investing activities	(217,765)	4,706,469
CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments) proceeds on revolving line of credit, net	(2,452,329)	349,280
Proceeds from note payable	1,874,200	—
Proceeds from exercise of stock options	1,200	33,617
Net cash (used in) provided by financing activities	(576,929)	382,897
Change in cash and cash equivalents	612,543	605,124
Cash and cash equivalents, beginning of the year	877,676	272,552
Cash and cash equivalents, end of the year	$1,490,219	$877,676

Exhibit 99.01

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, depreciation and amortization, stock based compensation expense, goodwill impairment, one-time inventory adjustment and merger related expenses), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.